UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2009

Aspect Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-24663 (Commission File Number)	04-2985553 (IRS Employer Identification Number)

c/o Covidien 15 Hampshire Street
Mansfield, Massachusetts	02048
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 261-8000

Former name or former address, if changed since last report:

One Upland Road

Norwood, Massachusetts 02062

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure under Item 3.01 is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2009, Aspect Medical Systems, Inc., a Delaware corporation (“Aspect” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with United States Surgical Corporation (“Parent”), a Delaware corporation and wholly owned, indirect subsidiary of Covidien plc, an Irish company, and Transformer Delaware Corp. (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) on October 8, 2009 to acquire all of the outstanding shares of common stock of the Company at a purchase price of $12.00 per share in cash, without interest, less any applicable withholding and transfer taxes (the “Merger Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 8, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended or supplemented from time to time.

On November 6, 2009, Covidien plc announced the completion of the Offer. The offering period of the Offer expired at 12:00 midnight, New York City time, at the end of November 5, 2009. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 12:01 a.m., New York City time, on November 6, 2009, a total of 16,195,245 shares of Aspect common stock were validly tendered and not withdrawn in the Offer, which represented approximately 89.58% of all issued and outstanding shares of Aspect common stock. Merger Sub has accepted for payment all shares of Aspect common stock that were validly tendered and not withdrawn during the Offer, and payment for such shares has been or will be made promptly, in accordance with the terms of the Offer. Parent provided sufficient funds to Merger Sub to acquire all of the outstanding shares of Aspect common stock.

On November 6, 2009, pursuant to the terms of the Merger Agreement, Merger Sub exercised its top-up option, provided for in Section 2.6 of the Merger Agreement, to purchase directly from the Company an additional number of shares of Aspect common stock sufficient to give Merger Sub ownership of at least one share more than 90% of the then-outstanding shares of Aspect common stock, when combined with the shares Merger Sub purchased in the Offer and shares owned by the Parent. Pursuant to the exercise of this top-up option, Merger Sub purchased directly from the Company a total of 756,076 newly issued shares of Aspect common stock (the “Top-Up Shares”) at a price of $12.00 per share in consideration for a promissory note issued to the Company of $9,072,912. Such Top-Up Shares, combined with the shares purchased in the Offer and the shares owned by the Parent, represented 90% of the outstanding Aspect common stock, which allowed Merger Sub to effect a short-form merger of Merger Sub with and into the Company under Delaware law, without the need for a meeting of the Company’s stockholders. The Top-Up Shares were offered and sold to Merger Sub in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

On November 6, 2009, Merger Sub was merged with and into the Company (the “Merger”) pursuant to the terms of the Merger Agreement, with the Company surviving as a direct wholly owned subsidiary of Parent.

At the effective time of the Merger, each issued and outstanding share of Aspect common stock (other than shares held in the treasury of the Company, shares held by a subsidiary of the Company and shares owned by the Merger Sub, Parent or any subsidiary of Parent) not tendered pursuant to the Offer was cancelled and converted into the right to (i) receive from the Company the Merger Consideration, or (ii) seek appraisal of such shares under Delaware law. Aspect stockholders immediately prior to the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

As a result of the Merger, Aspect no longer fulfills the numerical listing requirements of The Nasdaq Global Market (“Nasdaq”). Accordingly, on November 6, 2009, at Aspect’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from Nasdaq.

In connection with the Merger, Aspect, as the entity surviving the Merger, and the U.S. Bank National Association, as trustee (the “Trustee”), executed a Supplemental Indenture, dated as of November 6, 2009 (the “Supplemental Indenture”), to the Indenture, dated as of June 20, 2007, between Aspect and the Trustee (the “Indenture”), in respect of Aspect’s 2.5% Convertible Senior Notes Due 2014 (the “Notes”). The terms of the Supplemental Indenture provide that the conversion obligation of Aspect with respect to each $1,000 principal amount of Notes tendered for conversion from and after November 6, 2009 is fixed at an amount in cash equal to $629.1528 per $1,000 principal amount, without interest. A copy of the Supplemental Indenture is filed as Exhibit 4.1 to this report and is incorporated by reference in this Item 3.01.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 3.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure under Item 3.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change of control of the Company occurred and the Company has become a direct, wholly owned subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

(b) Pursuant to the terms of the Merger Agreement, all of the Company’s directors prior to the Merger resigned immediately prior to the effective time of the Merger and the directors of Merger Sub immediately prior to the effective time of the Merger became the directors of the Company following the Merger. The new directors of the Company are Kevin G. DaSilva, John W. Kapples and Matthew J. Nicolella. Pursuant to the terms of the Merger Agreement, the executive officers of Merger Sub immediately prior to the effective time of the Merger became the executive officers of the Company following the Merger. The new executive officers of the Company are Richard J. Meelia, Richard G. Brown, Stephen C. Carey, Kevin G. DaSilva, Charles J. Dockendorff, Eric C. Green, John W. Kapples, John H. Masterson, Matthew J. Nicolella, and Lawrence T. Weiss.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation was amended and restated as set forth in Exhibit A to the Merger Agreement. Also, upon consummation of the Merger, the by-laws of the Company were amended and restated in their entirety to be identical to the by-laws of Merger Sub as in effect immediately prior to the consummation of the Merger, except that the name of the surviving corporation set forth therein is “Aspect Medical Systems, Inc.” Copies of the restated certificate of incorporation and by-laws of the Company are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

4.1	Supplemental Indenture, dated as of November 6, 2009, to the Indenture, dated as of June 20, 2007, between Aspect Medical Systems, Inc. and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.

Date: November 9, 2009

By:  /s/  Matthew J. Nicolella

        Matthew J. Nicolella

        Vice President & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

4.1	Supplemental Indenture, dated as of November 6, 2009, to the Indenture, dated as of June 20, 2007, between Aspect Medical Systems, Inc. and U.S. Bank National Association, as trustee.